                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]


                               September 13, 2000


Geron Corporation
230 Constitution Drive
Menlo Drive, California 94025

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 877,525 shares (the "Shares") of common stock, par value $.001 per share, of Geron Corporation, a Delaware corporation (the "Company"), issuable under 1992 Stock Option Plan, as amended (the "Plan") by the Company on a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission you have requested our opinion with respect to the matters set forth below.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement.

                                     Very truly yours


                                     /s/ Latham & Watkins
                                     -------------------------------------------
                                     LATHAM & WATKINS


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